SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement; 8.01 Other Events.

On June 15, 2012, Lyondell Chemical Company (“LCC”), a wholly owned subsidiary of LyondellBasell Industries N.V. (the “Company”), redeemed all of its outstanding 8% Senior Secured Notes due 2017 (the “8% Notes”). Immediately before the redemption, $10,454,000 aggregate principal amount of dollar-denominated 8% Notes were outstanding and €1,384,290 aggregate principal amount of euro-denominated 8% Notes were outstanding.

Also on June 15, 2012, LCC redeemed all of its outstanding 11% Senior Secured Notes due 2018 (the “11% Notes”). Immediately before the redemption, $57,858,737 aggregate principal amount of 11% Notes was outstanding.

The redemption price for the 8% Notes and 11% Notes was 100% of the aggregate principal amount redeemed plus the applicable premium as provided for in the respective indentures.

As a result of these redemptions, no 8% Notes or 11% Notes remain outstanding and therefore, all of the guarantees of the Company’s outstanding 6% Senior Notes due 2021, 5% Senior Notes due 2019 and 5.75% Senior Notes due 2024 by the Company’s subsidiaries have been automatically released as of June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 19, 2012	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President